Exhibit 5.1

Troutman Pepper Locke LLP Bank of America Plaza, 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308 troutman.com

March 3, 2025

Repay Holdings Corporation

3060 Peachtree Road NW, Suite 1100

Atlanta, Georgia 30305

Re:	Repay Holdings Corporation Registration Statement on Post-Effective Amendment No. 1

Ladies and Gentlemen:

We are acting as special counsel to Repay Holdings Corporation, a Delaware corporation (the “Corporation”), in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the Form Registration Statement on Form S-3ASR (File No. 333-261486) (as amended by the Amendment, the “Registration Statement”) filed by the Corporation on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Corporation’s issuance and sale, from time to time, of up to 9,166,652 shares (the “Conversion Shares”) of the Corporation’s Class A common stock, $0.0001 par value per share (the “Common Stock”), issuable by the Corporation upon conversion of the 0.00% Convertible Senior Notes due 2026 (the “Notes”).

The Conversion Shares will be issued in accordance with the terms of the indenture, dated as of January 19, 2021, by and among the Corporation and U.S. Bank National Association, a national banking association as trustee, which is filed as Exhibit 4.2 to the Registration Statement (the “Indenture”), the Charter Documents (defined below) and as described in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Corporation, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, (iii) the Indenture, (iv) certain corporate records of the Corporation, including minute books of the Corporation, certificates of public officials and of representatives of the Corporation and (v) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the

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Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, and (v) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the prospectus contained in the Registration Statement.

We have also assumed that the Corporation will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to deliver and perform its obligations under the Securities and the related documents.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that the Conversion Shares, when issued in the manner contemplated by the Indenture and the Registration Statement, will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Corporation will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Locke LLP